First Trust Advisors L.P.

120 East Liberty Drive

Wheaton, Illinois 60187

April 20, 2022

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

Re: FT 10017

Gentlemen:

We have examined the Registration Statement File No. 333-263676 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

FIRST TRUST ADVISORS L.P.

/s/ Elizabeth H. Bull

Senior Vice President